Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Rare Element Resources Ltd. (the “Company”) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2014 (the “Report”) that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul H. Zink
Date: November 7, 2014	Paul H. Zink Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code).  It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78r) or otherwise subject to the liability of that section.  It shall also not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Rare Element Resources Ltd. and will be retained by Rare Element Resources Ltd. to be furnished to the Securities and Exchange Commission or its staff upon request.